Exhibit 10.2
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                      TRANSBOTICS SECURES AGV SYSTEM ORDER
                            IN THE PACKAGING INDUSTRY

CHARLOTTE, NC - March 18, 2008 - Transbotics Corporation, (OTC BB: TNSB) (www.transbotics.com), announced it received an order for an Automatic Guided Vehicle (AGV) system from an existing customer in the Packaging industry. The order, totaling approximately $530,000 is to be installed over the next eight months and will include multiple vehicles, controls, hardware, and other related equipment, software, and engineering services.

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is a North American automation solutions integrator that manufactures, installs and supports various automation technologies including: AGVs, robots, conveyors, batteries, chargers, motors and other related products.

Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.




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Contact:
Charlie Robison
Vice Chairman & CEO
(704) 362-1115

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